November 14, 2013 16:39 ET

3PEA International, Inc. Reports Third Quarter 2013 Financial Results and Provides Corporate Update

HENDERSON, NV--(Marketwired - Nov 14, 2013) - 3PEA International, Inc. (OTCBB: TPNL), a payments solution company focused on prepaid debit card processing and program management, is pleased to announce a corporate update and financial results for the three months and nine months ended September 30, 2013.

Corporate Update

In the past several months, 3PEA has been focusing on and investing in infrastructure and increasing manpower to build the foundation for its future growth. As The Company diversifies and expands its product offerings, 3PEA has been adding capacity to its in-house card program management and customer call center. The company expects a significant increase in traffic to the customer call center as a result of an increase in activity from card programs launched in 2012.

In 2011 3PEA developed a user friendly, cost effective prepaid debit card solution targeting plasma donation centers. Since inception of the program, the number of centers benefiting from our prepaid solution has been steadily increasing. As of September 30, 2013, The Company's prepaid cards were utilized in 25 plasma donation centers. Revenues from these programs have been steadily increasing throughout 2013. The company expects to add a significant number of plasma donation centers to its platform commencing in the fourth quarter of 2013. The company believes that revenues from our plasma donation card programs will increase by 150-200% as our prepaid card programs reach maturity.

Over the past several months, 3PEA has identified several unique prepaid debit card opportunities within the European Union. To facilitate the Company's business development overseas, the company has opened a satellite office in the European Union.

3PEA is in the final stages of developing a sales and marketing strategy in order to increase 3PEA's footprint in new and existing verticals within the prepaid debit card market. 3PEA is confident that through the utilization of its PaySign® payments platform, it can deliver the most cost effective, customer friendly solutions in the marketplace.

Results of Operations

Third Quarter 2013 Results:

Revenues for the three months ended September 30, 2013 were $1,061,132, an increase of $438,764, or 70% compared to the same period in the prior year, when revenues were $662,368. The increase in revenue is primarily due to several new card programs launched during 2012 including our prepaid card programs targeting plasma donation centers. Revenues from these programs have steadily increased in 2013 and the Company believes they will become more of a factor in the makeup of our overall revenue in the next twelve to twenty four months.

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Cost of revenues for the three months ended September 30, 2013 were $737,981, an increase of $430,674 compared to the same period in the prior year, when cost of revenues were $307,307. A significant portion of the increase can be attributed to a non-recurring start-up expenditure to an Independent Sales Organization (ISO) related to one of our new card programs approximating $200,000.

Gross profit for the three months ended September 30, 2013, were $323,151, an increase of $8,090, or 2% compared to the same period in the prior year when gross profit was $315,061.

Selling, general and administrative expenses for the three months ended September 30, 2013 were $390,033, an increase of $198,484 compared to the same period in the prior year, when selling, general and administrative expenses were $191,549. The increase is primarily due to additional costs incurred related to our card program management and customer call center in anticipation of increasing activities from card programs launched in the prior year, including our prepaid card programs targeting plasma donation centers. Also impacting the increase were business development expenses related to our possible expansion into the European Union. The increase is consistent with our overall expectations.

In the three months ended September 30, 2013, we recorded operating income (loss) of ($77,669) as compared to operating income of $107,858.

Our net income (loss) for the three months ended September 30, 2013 was $(92,657), a decrease of $204,848 when compared to the same period in the prior year, when we recorded net income of $112,191. The increase in our net (loss) is attributable to the aforementioned factors.

YTD 2013 Financial Results

Revenues for the first nine months of 2013 were $4,376,554, a decrease of $279,410, when compared to the same period in the prior year, when revenue was $4,655,964. The decrease in revenue can be attributed to a decrease in revenue due to the timing of our pharmaceutical programs partially offset by increased revenues derived from the increased utilization of several new card programs launched during 2012, including our prepaid card programs targeting plasma donation centers.

Cost of revenues for the nine months ended September 30, 2013 were $3,129,010, a decrease of $433,366 compared to the same period in the prior year, when cost of revenues were $3,562,376. Cost of revenues constituted approximately 71% and 77% of total revenues in 2013 and 2012, respectively. The decrease in cost of revenues for the nine months ended September 30, 2013 is primarily due to a relative increase in revenues derived from several new card programs launched during 2012, including our prepaid card programs targeting plasma donation centers, partially offset by a non-recurring start-up expenditure to an ISO related to one of our newer card programs approximating $200,000.

Gross profit for the nine months ended September 30, 2013 was $1,247,544, an increase of $153,956 compared to the same period in the prior year, when gross profit was $1,093,588. Our overall gross profit percentage approximated 29% and 23% during the fiscal years 2013 and 2012.

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Selling, general and administrative expenses for the nine months ended September 30, 2013 were $958,842, an increase of $470,166 compared to the same period in the prior year, when selling, general and administrative expenses were $488,676. The increase is primarily due to ramp up costs incurred related to our card program management and customer call center in anticipation of increasing activities from card programs launched in the prior year, including our prepaid card programs targeting plasma donation centers.

In the nine months ended September 30, 2013, we recorded operating income of $257,834 as compared to operating income of $560,383 in the same period in the prior year, a decrease of $302,549.

Other income (expense) for the nine months ended September 30, 2013 was $(44,316), attributable to interest expense, a decrease in net other income of $1,155,874 compared to the same period in the prior year when other income was $1,111,558. Other income in the nine months ended September 30, 2012 was primarily due to a recorded gain on debt extinguishment of $1,159,432.

Net income for the first nine months of 2013 was $213,518 or $.01 per share, a decrease of $1,455,456 when compared to the first nine months of 2011 when net income was $1,669,152. The increase can be attributed to the factors discussed above.

"Having invested in the necessary infrastructure and manpower to fuel our future growth, 3PEA is confident that we will capitalize on the market opportunities that await us. We anticipate a rapid increase in revenue from our plasma donation center card programs, as we will be adding a significant number of new plasma donation centers to our platform in the fourth quarter of 2013 and beyond," said Arthur De Joya, Chief Financial Officer, 3PEA International. "3PEA has started building its internal sales and marketing team and are in the final stages of developing a sales and marketing strategy. We are paving the way for our expansion into the European market, and have invested significant resources into our business development plans for both in the United States and abroad."

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3PEA INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

SEPTEMBER 30, 2013 AND DECEMBER 31, 2012

(UNAUDITED)

	September 30, 2013	December 31, 2012
ASSETS

Current assets
Cash	$498,167	$1,872,911
Cash Restricted	5,430,013	5,050,867
Accounts Receivable	58,216	81,333
Prepaid Expenses and other assets	141,661	16,050
Total current assets	6,128,057	7,021,161

Fixed assets, net	112,360	108,938

Intangible and other assets
Deposits	4,895	3,551
Intangible assets, net	446,381	326,625

Total assets	$6,691,693	$7,460,275

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accounts payable and accrued liabilities	$847,567	$2,212,312
Customer card funding	5,430,013	5,050,867
Notes payable-related parties	535,000	538,000
Notes payable	169,400	169,400
Total current liabilities	6,981,980	7,970,579

Total liabilities	6,981,980	7,970,579

Stockholders' deficit
Common stock; $0.001 par value; 150,000,000 shares authorized, 38,936,106 and 38,911,606 issued and outstanding at September 30, 2013 and December 31, 2012, respectively
Additional paid-in capital	5,570,406	5,563,931
Treasury stock at cost, 303,450 shares	(150,000)	(150,000)
Accumulated deficit	(5,798,547)	(6,012,243)
Total 3PEA International, Inc.'s stockholders' deficit	(339,205)	(559,400)
Noncontrolling interest	48,918	49,096
Total stockholders' deficit	(290,287)	(510,304)

Total liabilities and stockholders' deficit	$6,691,693	$7,460,275

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3PEA INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF INCOME

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012

(UNAUDITED)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues	$1,061,132	$622,368	$4,376,554	$4,655,964

Cost of revenues	737,981	307,307	3,129,010	3,562,376

Gross profit	323,151	315,061	1,247,544	1,093,588

Operating expenses
Depreciation and amortization	10,787	15,654	30,868	44,529
Selling, general and administrative	390,033	191,549	958,842	488,676

Total operating expenses	400,820	207,203	989,710	533,205

Income from operations	(77,669)	107,858	257,834	560,383

Other income (expense)
Interest expense	(14,988)	(16,248)	(44,316)	(47,874)
Gain on debt extinguishment	–	23,377	–	1,159,432
Total other income (expense)	(14,988)	7,129	(44,316)	1,111,558

Income before provision for income taxes and noncontrolling interest	(92,657)	114,987	213,518	1,671,941

Provision for income taxes	–	–	–	–

Net income before noncontrolling interest	(92,657)	114,987	213,518	1,671,941

Net (income) loss attributable to the noncontrolling interest	110	(2,796)	178	(2,789)

Net income attributable to 3PEA International, Inc.	$(92,547)	$112,191	$213,696	$1,669,152

Net income per common share - basic	0.00	0.00	0.01	0.05
Net income per common share - fully diluted	0.00	0.00	0.01	0.05

Weighted average common shares outstanding - basic	38,951,595	38,817,208	38,933,361	36,970,619
Weighted average common shares outstanding - fully diluted	N/A	38,817,208	42,393,861	36,970,619

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3PEA INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012

(UNAUDITED)

	For the Nine Months Ended September 30,
	2013	2012
Cash flows from operating activities:
Net income	$213,696	$1,669,152
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Change in noncontrolling interest	(178)	2,789
Depreciation and amortization	30,868	44,528
Stock based compensation	122,960	19,250
Gain on extinguishment of debt-stock based	–	(1,159,432)
Changes in operating assets and liabilities:
Change in restricted cash	(379,146)	775,170
Change in prepaid expenses and other assets	(130,705)	(18,270)
Change in accounts receivable	23,117	862,293
Change in accounts payable and accrued liabilities	(1,477,456)	(1,078,969)
Change in customer card funding	379,146	(7751,70)
Net cash provided by (used in) operating activities	(1,217,698)	341,341

Cash flows from investing activities:
Purchase of fixed assets	(31,970)	(72,144)
Purchase of intangible assets	(122,076)	(118,417)
Net cash used in investing activities	(154,046)	(190,561)

Cash flows from financing activities:
Payments on notes payable	(3,000)	(11,750)
Net cash used in financing activities	(3,000)	(11,750)

Net change in cash	(1,374,744)	139,030
Cash, beginning of period	1,872,911	63,826

Cash, end of period	$498,167	$202,856

About 3PEA International:

3PEA International, Inc. is a payment solutions company that focuses on providing prepaid debit program management and processing services. Utilizing its PaySign® Platform, the Company offers customizable prepaid debit card solutions for a variety of consumer and corporate applications. As part of the Company's customized prepaid card solutions 3PEA provides transaction processing, card creation and fulfillment, cardholder enrollment, value loading, cardholder account management, reporting and in-house customer service. 3PEA strives to provide its clients with significant time-to market, cost, scalability, reliability and security benefits. For further information visit: www.3pea.com.

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Forward-Looking Statements:

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the companies, are forward-looking statements that involve risks and uncertainties. There is no assurance that such statements will prove to be accurate, and actual results and future events could differ materially. 3PEA undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events, or otherwise.

CONTACT INFORMATION

For further information, contact:
Brian Polan
VP Corporate Finance
E-mail: bpolan@3pea.com
Phone: 702.749.7234

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